UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 7, 2025
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On February 12, 2025, Oportun Financial Corporation (the “Company”) issued a press release regarding the Company’s financial results for its fiscal quarter and full year ended December 31, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

The information in this report, including Exhibit 99.1 attached hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing, except as expressly stated by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Officer; Appointment of Interim Chief Financial Officer

On February 7, 2025, Mr. Jonathan Coblentz notified the Company that effective March 28, 2025, he plans to retire from his role as Chief Financial Officer (“CFO”) and Chief Administrative Officer (“CAO”) of the Company. Mr. Coblentz has served as the Company’s CFO since 2009. Mr. Coblentz’s resignation did not involve any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Coblentz will continue in his CFO and CAO roles until March 28th to support a smooth transition to Casey Mueller, the Company’s Principal Accounting Officer and Global Controller, who, following Mr. Coblentz’s departure will serve as interim CFO. The Company has retained an executive search firm to conduct a thorough search process to identify Mr. Coblentz’s successor, considering both internal and external candidates.

Mr. Mueller is 43 years old and has served as Global Controller since joining the Company in 2018 and assumed the role of Principal Accounting Officer in 2022. Prior to joining the Company, Mr. Mueller held various leadership roles of increasing scope and responsibility within finance at OneMain Financial from 2013 to 2018. Mr. Mueller also previously served as Audit Manager at Deloitte LLP, a public accounting firm, which currently serves as the Company’s auditor. Mr. Mueller is a Certified Public Accountant and received a B.S. in Accounting and Master of Accountancy from Brigham Young University.

There is no arrangement or understanding between Mr. Mueller and any other person pursuant to which he was selected as interim CFO, and there is no family relationship between Mr. Mueller and any of the Company’s other directors or executive officers. There are no transactions between Mr. Mueller and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of United States securities laws, including statements about our expectations regarding the departure of the Company’s CFO and CAO and regarding its interim CFO. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “expect,” “intend,” “will,” “plan,” “believe,” “anticipate,” and “may,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements. Important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our most recent annual reports on Form 10-K and quarterly reports on Form 10-Q and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this report should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this report is first filed with the Securities and Exchange Commission, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
99.1	Press Release dated February 12, 2025
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	February 12, 2025	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)